Exhibit 99.1

PLX Technology, Inc. Reports Second Quarter 2005 Financial Results; Company Continues To Capitalize on Leadership Position in Emerging PCI Express Market

     SUNNYVALE, Calif.--(BUSINESS WIRE)--July 19, 2005--PLX Technology, Inc. (NASDAQ:PLXT) today announced financial results for the second quarter ended June 30, 2005.
     For the second quarter, PLX reported net revenues of $13.2 million, a six percent decrease from the $14.0 million reported for the second quarter of 2004, and flat compared to the $13.2 million reported for the first quarter of 2005. Net revenues for the first six months of 2005 were $26.4 million, a three percent increase from the $25.7 million reported for the first six months of 2004.
     Net losses for the second quarter of 2005, under U.S. generally accepted accounting principles (GAAP), which included the effect of acquisition-related costs, were $0.7 million, or a loss of $0.03 per share (diluted). This compared with net losses under GAAP of $0.5 million, or a loss of $0.02 per share (diluted), for the prior-year second quarter and net losses under GAAP of $0.5 million, or a loss of $0.02 per share (diluted), for the first quarter of 2005. Net losses for the first six months of 2005 were $1.3 million, or a loss of $0.05 per share (diluted), compared to net losses of $0.3 million, or a loss of $0.01 per share (diluted), for the first six months of 2004.
     Pro forma net losses for the second quarter of 2005, which excluded the effect of acquisition-related costs, were $0.2 million, or a loss of $0.01 per share (diluted). This compared with pro forma net income of $1.1 million, or $0.04 per share (diluted), for the prior year's second quarter and pro forma net income of $0.1 million, or $0.00 per share (diluted), for the first quarter of 2005. Pro forma net losses for the first six months of 2005 were $0.1 million, or a loss of $0.00 per share (diluted), compared with pro forma net income of $1.6 million, or $0.06 per share (diluted), for the first six months of 2004. A reconciliation between net loss under GAAP and pro forma net income (loss) is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.
     The company's gross margin for the second quarter of 2005 was 63 percent, as compared with 63 percent for the prior quarter.
     Operating expenses on a GAAP basis for the second quarter of 2005 were $9.2 million, compared with $9.1 million for the prior quarter. On a pro forma basis, which excludes acquisition-related costs of approximately $0.5 million and $0.6 million for the quarters ended June 30, 2005 and March 31, 2005, respectively, operating expenses were $8.7 million, compared with $8.4 million.
     The company's balance sheet remained strong. At June 30, 2005, cash, cash equivalents and total investments were $32.4 million, compared to $30.3 million at December 31, 2004. Additionally, there continues to be no debt.
     "In the second quarter, we continued to make significant progress in our PCI Express initiative," said Mike Salameh, PLX Technology chief executive officer. "Our revenues in this product line, which at this early stage of introduction consist of samples and initial production units, grew from more than two percent of revenues in the first quarter of 2005 to more than four percent of revenues in the second quarter of 2005. We also continued to expand our customer list, having shipped samples or development systems to more than 150 customers since we started sampling in late 2004.
     "On the product development front, in the second quarter we qualified three PCI Express chips for production and introduced a fifth, a 24-lane PCI Express switch. Furthermore, we are building on the successful launch of our first wave of PCI Express products by developing a second generation, and we are close to completing design of the initial second-generation products.
     "These results indicate that the market for these products is large and diverse, that we have improved our leadership position and that we are uniquely positioned to capitalize on the large market for PCI Express interconnect silicon."

     Business Outlook

     The following statements are based on current expectations. The company does not intend to update, confirm or change this guidance until its third-quarter earnings conference call, although it may provide additional detail regarding its guidance on today's scheduled call.

     -- Revenue for the third quarter of 2005 is expected to be between $13.0 million and $14.0 million, with approximately 14 percent to 16 percent of total revenues attributable to USB products and approximately six percent to eight percent of total revenues attributable to PCI Express products.

     -- Gross margins are expected to be in the range of 62 percent to 66 percent.

     -- Operating expenses on a GAAP basis are expected to be between $9.8 million and $10.1 million. On a pro forma basis, which excludes acquisition-related costs of approximately $0.5 million, expenses are expected to be between $9.3 million and $9.6 million. Engineering expenses related to 0.13-micron chip development comprise a significant portion of total anticipated third-quarter expenses. The expected sequential growth in operating expenses is due primarily to mask charges and other variable external engineering expenses related to PCI Express chips. Assuming that most of the added external engineering expenses for these tape-outs occur in the third quarter, the Company expects fourth-quarter tape-out-related expenses to decline on a sequential basis bringing total pro forma operating expenses down for the fourth quarter to approximately $9.0 million. The actual timing of the expenses will depend on the timing of actual mask and prototype fabrication.

     PLX(R) management plans to conduct a conference call today at 2:00 p.m. PDT to discuss its second-quarter financial results, as well as its third-quarter business outlook. There will also be a live Webcast and a replay of the conference call available through the Investors section of the PLX Web site at http://www.plxtech.com/investors until July 26, 2005. The Webcast can also be accessed through www.ccbn.com.
     For the live Webcast, listeners should go to the Web site at least 15 minutes before the event starts to download and install any necessary audio software. The archived Webcast is typically available one to two hours after the end of the live call.
     USE OF PRO FORMA FINANCIAL INFORMATION: In addition to reporting financial results in accordance with GAAP, PLX reports pro forma financial results. Pro forma net income (loss) and earnings (loss) per share exclude acquisition-related charges, such as amortization of deferred compensation and other intangibles and in-process research and development charges. PLX's management believes these pro forma measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods. Management uses these pro forma measures to evaluate its financial results, develop budgets and manage expenditures. The method PLX uses to produce pro forma results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these pro forma financial measures to the comparable GAAP results, which is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.

     About PLX

     PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the leading supplier of standard I/O interconnect silicon to the communications, server, storage, embedded-control, and consumer industries. All PLX I/O interconnect products are available in lead-free packaging. The PLX solution provides a competitive edge to customers through an integrated combination of high-performance silicon, hardware and software design tools. These innovative solutions enable customers to develop products with industry-leading performance and functionality. Furthermore, the combination of PLX product features, supporting development tools and partnerships allows customers to bring their designs to market faster. PLX PCI, PCI Express and USB interconnect chips are designed into a wide variety of communications, server, storage, embedded-control, and consumer products.

     SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the Company's estimated revenues, estimates of revenues attributable to certain products, estimated expenses, and estimated gross margins for the third quarter of 2005, which are set forth under the caption "Business Outlook," statements regarding the PCI Express product line and the development of a second generation of the product line. Such statements involve risks and uncertainties which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers which include the Company's products, adverse economic conditions in general or those specifically affecting the Company's markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company's customers and unexpected expenses. Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2004, and our quarterly report on Form 10-Q for the quarter ended March 31, 2005, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.
     PLX is a trademark of PLX Technology, Inc., which may be registered in some jurisdictions. All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.


                         PLX TECHNOLOGY, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
               (in thousands, except per share amounts)




                             Three Months Ended     Six Months Ended
                         -------------------------- -----------------
                         June 30  June 30  March 31 June 30  June 30
                          2005     2004     2005     2005     2004
                         -------- -------- -------- -------- --------

Net revenues             $13,185  $14,016  $13,222  $26,407  $25,658
Cost of revenues           4,900    4,925    4,857    9,757    8,154
                         -------- -------- -------- -------- --------
Gross margin               8,285    9,091    8,365   16,650   17,504

Operating expenses:
  Research and
   development             4,665    4,394    4,112    8,777    8,451
  Selling, general and
   administrative          4,021    3,768    4,426    8,447    7,446
  In-process research and
   development                 -    1,123        -        -    1,123
  Amortization of
   purchased intangible
   assets                    512      442      512    1,024      739
                         -------- -------- -------- -------- --------
Total operating expenses   9,198    9,727    9,050   18,248   17,759

Loss from operations        (913)    (636)    (685)  (1,598)    (255)
Interest income and
 other, net                  185       99      155      340      167
                         -------- -------- -------- -------- --------

Loss before provision for
 income taxes               (728)    (537)    (530)  (1,258)     (88)
Provision for income
 taxes                         4        -       11       15      172
                         -------- -------- -------- -------- --------

Net loss                   $(732)   $(537)   $(541) $(1,273)   $(260)
                         ======== ======== ======== ======== ========

Basic net loss per share  $(0.03)  $(0.02)  $(0.02)  $(0.05)  $(0.01)
                         ======== ======== ======== ======== ========
Shares used to compute
 basic per share amounts  26,932   24,850   26,786   26,857   24,363
                         ======== ======== ======== ======== ========
Diluted net loss per
 share                    $(0.03)  $(0.02)  $(0.02)  $(0.05)  $(0.01)
                         ======== ======== ======== ======== ========
Shares used to compute
 diluted per share
 amounts                  26,932   24,850   26,786   26,857   24,363
                         ======== ======== ======== ======== ========


                         PLX TECHNOLOGY, INC.

            PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
               (Excluding Acquisition-Related Costs and
                  Amortization of Intangible Assets)
                             (Unaudited)
               (in thousands, except per share amounts)



                              Three Months Ended      Six Month Ended
                          June 30  June 30  March 31      June 30
                                                     -----------------
                             2005     2004     2005     2005     2004
                          -------- -------- -------- -------- --------

Net revenues              $13,185  $14,016  $13,222  $26,407  $25,658
Cost of revenues            4,900    4,925    4,857    9,757    8,154
                          -------- -------- -------- -------- --------
Gross margin                8,285    9,091    8,365   16,650   17,504

Operating expenses:
  Research and
   development              4,649    4,379    4,034    8,683    8,427
  Selling, general and
   administrative           4,004    3,755    4,405    8,409    7,424
                          -------- -------- -------- -------- --------
Total operating expenses    8,653    8,134    8,439   17,092   15,851

Income (loss) from
 operations                  (368)     957      (74)    (442)   1,653
Interest income and
 other, net                   185       99      155      340      167
                          -------- -------- -------- -------- --------

Income (loss) before
 provision for income
 taxes                       (183)   1,056       81     (102)   1,820
Provision for income
 taxes                          4        -       11       15      172
                          -------- -------- -------- -------- --------

Net income (loss)           $(187)  $1,056      $70    $(117)  $1,648
                          ======== ======== ======== ======== ========

Basic net income (loss)
 per share                 $(0.01)   $0.04    $0.00   $(0.00)   $0.07
                          ======== ======== ======== ======== ========
Shares used to compute
 basic per share amounts   26,932   24,850   26,786   26,857   24,363
                          ======== ======== ======== ======== ========
Diluted net income (loss)
 per share                 $(0.01)   $0.04    $0.00   $(0.00)   $0.06
                          ======== ======== ======== ======== ========
Shares used to compute
 diluted per share
 amounts                   26,932   26,678   27,592   26,857   25,975
                          ======== ======== ======== ======== ========

A reconciliation between net loss on a GAAP basis and pro forma net income (loss) is as follows:

GAAP net loss               $(732)   $(537)   $(541) $(1,273)   $(260)
In-process research and
 development                    -    1,123        -        -    1,123
Amortization of deferred
 stock-based compensation      33       28       99      132       46
Amortization of purchased
 intangible assets            512      442      512    1,024      739
                          -------- -------- -------- -------- --------
Pro forma net income
 (loss)                     $(187)  $1,056      $70    $(117)  $1,648
                          ======== ======== ======== ======== ========


                         PLX TECHNOLOGY, INC.

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


                                                   June 30    Dec. 31,
                                                     2005     2004 (1)
                                                   --------- ---------

ASSETS

  Cash and investments                              $32,424   $30,276
  Accounts receivable, net                            5,470     5,084
  Inventories                                         2,522     4,159
  Property and equipment, net                        30,177    30,860
  Goodwill                                           36,085    30,965
  Other intangible assets                             5,968     6,991
  Other assets                                        2,002     2,138
                                                   --------- ---------
Total assets                                       $114,648  $110,473
                                                   ========= =========

LIABILITIES

  Accounts payable                                   $3,095    $3,627
  Accrued compensation and benefits                   1,698     1,813
  Deferred revenues                                   1,486     1,310
  Accrued commissions                                   314       300
  Other accrued expenses                              1,232     1,264
                                                   --------- ---------
Total liabilities                                     7,825     8,314
                                                   --------- ---------

STOCKHOLDERS' EQUITY

  Common stock, par value                                27        27
  Additional paid-in capital                        117,516   111,739
  Deferred compensation                                (263)     (406)
  Accumulated other comprehensive income               (194)     (211)
  Accumulated deficit                               (10,263)   (8,990)
                                                   --------- ---------
Total stockholders' equity                          106,823   102,159
                                                   --------- ---------
Total liabilities and stockholders' equity         $114,648  $110,473
                                                   ========= =========

(1) Derived from audited financial statements


     CONTACT: PLX Technology, Inc.
              Rafael Torres, 408-774-9060
              rtorres@plxtech.com
              or
              CommonGround Communications (for PLX)
              Jerry Steach, 415-222-9996
              jsteach@plxtech.com